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                                                                    EXHIBIT 10.2

(MULTICURRENCY--CROSS BORDER)

                                     ISDA(R)
                  International Swap Dealers Association. Inc.

                                MASTER AGREEMENT
                            dated as of June 18, 2001
                                        -------------

BANK OF AMERICA, N.A.      and      TRI-UNION DEVELOPMENT CORPORATION
--------------------------     -------------------------------------------------

have entered and/or anticipate entering into one or more transactions (each a "Transaction") that are or will be governed by this Master Agreement, which includes the schedule (the "Schedule"), and the documents and other confirming evidence (each a "Confirmation") exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:--

1. INTERPRETATION

(a) DEFINITIONS. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) INCONSISTENCY. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) SINGLE AGREEMENT. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this "Agreement"), and the parties would not otherwise enter into any Transactions.

2. OBLIGATIONS

(a) GENERAL CONDITIONS.

         (i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

         (ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

         (iii) Each obligation of each party under Section 2(a)(i) is subject to
         (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.



        Copyright (C)1992 by International Swap Dealers Association, Inc.
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(b) CHANGE OF ACCOUNT. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

(c) NETTING. If on any date amounts would otherwise be payable:--

         (i) in the same currency; and

         (ii) in respect of the same Transaction,

by each party to the other, then, on such date, each party's obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

(d) DEDUCTION OR WITHHOLDING FOR TAX.

         (i) GROSS-UP. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party ("X") will:--

                  (1) promptly notify the other party ("Y") of such requirement;

                  (2) pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

                  (3) promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

                  (4) if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for:--

                           (A) the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

                           (B) the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for
                           (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or
                           (II) a Change in Tax Law.



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         (ii) LIABILITY. If:--

                  (1) X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

                  (2) X does not so deduct or withhold; and

                  (3) a liability resulting from such Tax is assessed directly against X,

         then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

(e) DEFAULT INTEREST; OTHER AMOUNTS. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

3. REPRESENTATIONS

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:--

(a) BASIC REPRESENTATIONS.

         (i) STATUS. It is duly organised and validly existing under the laws of the jurisdiction of its organisation or incorporation and, if relevant under such laws, in good standing;

         (ii) POWERS. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which it is a party and has taken all necessary action to authorise such execution, delivery and performance;

         (iii) NO VIOLATION OR CONFLICT. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

         (iv) CONSENTS. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

         (v) OBLIGATIONS BINDING. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganisation, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).



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(b) ABSENCE OF CERTAIN EVENTS. No Event of Default or Potential Event of Default
or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

(c) ABSENCE OF LITIGATION. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

(d) ACCURACY OF SPECIFIED INFORMATION. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

(e) PAYER TAX REPRESENTATION. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

(f) PAYEE TAX REPRESENTATIONS. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

4. AGREEMENTS

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:--

(a) FURNISH SPECIFIED INFORMATION. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:--

         (i) any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

         (ii) any other documents specified in the Schedule or any Confirmation; and (iii) upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

(b) MAINTAIN AUTHORISATIONS. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

(c) COMPLY WITH LAWS. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

(d) TAX AGREEMENT. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

(e) PAYMENT OF STAMP TAX. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated,



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organised, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located ("Stamp Tax Jurisdiction") and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party's execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

5. EVENTS OF DEFAULT AND TERMINATION EVENTS

(a) EVENTS OF DEFAULT. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an "Event of Default") with respect to such party:--

         (i) FAILURE TO PAY OR DELIVER. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

         (ii) BREACH OF AGREEMENT. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

         (iii) CREDIT SUPPORT DEFAULT.

                  (1) Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

                  (2) the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

                  (3) the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

         (iv) MISREPRESENTATION. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

         (v) DEFAULT UNDER SPECIFIED TRANSACTION. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party
         (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

         (vi) CROSS DEFAULT. If "Cross Default" is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however



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         described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

         (vii) BANKRUPTCY. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:--

                  (1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof; (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

         (viii) MERGER WITHOUT ASSUMPTION. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer:--

                  (1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

                  (2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

(b) TERMINATION EVENTS. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event



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Upon Merger if the event is specified pursuant to (iv) below or an Additional
Termination Event if the event is specified pursuant to (v) below:--

         (i) ILLEGALITY. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):--

                  (1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

                  (2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

         (ii) TAX EVENT. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under
         Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under
         Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

         (iii) TAX EVENT UPON MERGER. The party (the "Burdened Party") on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under
         Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

         (iv) CREDIT EVENT UPON MERGER. If "Credit Event Upon Merger" is specified in the Schedule as applying to the party, such party ("X"), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

         (v) ADDITIONAL TERMINATION EVENT. If any "Additional Termination Event" is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

(c) EVENT OF DEFAULT AND ILLEGALITY. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.



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6. EARLY TERMINATION

(a) RIGHT TO TERMINATE FOLLOWING EVENT OF DEFAULT. If at any time an Event of Default with respect to a party (the "Defaulting Party") has occurred and is then continuing, the other party (the "Non-defaulting Party") may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, "Automatic Early Termination" is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(l), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

(b) RIGHT TO TERMINATE FOLLOWING TERMINATION EVENT.

         (i) NOTICE. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

         (ii) TRANSFER TO AVOID TERMINATION EVENT. If either an Illegality under
         Section 5(b)(i)(l) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

         If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after notice is given under Section 6(b)(i).

         Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party's policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

         (iii) TWO AFFECTED PARTIES. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

         (iv) RIGHT TO TERMINATE. If:--

                  (1) a transfer under Section 6(b)(ii) or an agreement under
                  Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

                  (2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party, either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then



                                                                    ISDA(R) 1992
         continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

(c) EFFECT OF DESIGNATION.

         (i) If notice designating an Early Termination Date is given under
         Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

         (ii) Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

(d) CALCULATIONS.

         (i) STATEMENT. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid. In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

         (ii) PAYMENT DATE. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

(e) PAYMENTS ON EARLY TERMINATION. If an Early Termination Date occurs. the following provisions shall apply based on the parties' election in the Schedule of a payment measure, either "Market Quotation" or "Loss", and a payment method, either the "First Method" or the "Second Method". If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that "Market Quotation" or the "Second Method", as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

         (i) EVENTS OF DEFAULT. If the Early Termination Date results from an Event of Default:--

                  (1) First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

                  (2) First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party's Loss in respect of this Agreement.

                  (3) Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to
                  (A) the sum of the Settlement Amount (determined by the



                                                                    ISDA(R) 1992

                  Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

                  (4) Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party's Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

         (ii) TERMINATION EVENTS. If the Early Termination Date results from a Termination Event:--

                  (1) One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non- defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

                  (2) Two Affected Parties. If there are two Affected Parties:--

                           (A) if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount ("X") and the Settlement Amount of the party with the lower Settlement Amount ("Y") and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

                           (B) if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss ("X") and the Loss of the party with the lower Loss ("Y").

                  If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

         (iii) ADJUSTMENT FOR BANKRUPTCY. In circumstances where an Early Termination Date occurs because "Automatic Early Termination" applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

         (iv) PRE-ESTIMATE. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.



                                                                    ISDA(R) 1992

7. TRANSFER

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:--

(a) a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

(b) a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

8. CONTRACTUAL CURRENCY

(a) PAYMENT IN THE CONTRACTUAL CURRENCY. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the "Contractual Currency"). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into this Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

(b) JUDGMENTS. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered
(i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term "rate of exchange" includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

(c) SEPARATE INDEMNITIES. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

(d) EVIDENCE OF LOSS. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.



                                                                    ISDA(R) 1992

9. MISCELLANEOUS

(a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

(b) AMENDMENTS. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

(c) SURVIVAL OF OBLIGATIONS. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

(d) REMEDIES CUMULATIVE. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

(e) COUNTERPARTS AND CONFIRMATIONS.

         (i) This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

         (ii) The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall be entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

(f) NO WAIVER OF RIGHTS. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

(g) HEADINGS. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

10. OFFICES; MULTIBRANCH PARTIES

(a) If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organisation of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

(b) Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

(c) If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

11. EXPENSES

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document



                                                                    ISDA(R) 1992
to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

12. NOTICES

(a) EFFECTIVENESS. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:--

         (i) if in writing and delivered in person or by courier, on the date it is delivered;

         (ii) if sent by telex, on the date the recipient's answerback is received;

         (iii) if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender's facsimile machine);

         (iv) if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

         (v) if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

(b) CHANGE OF ADDRESSES. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

13. GOVERNING LAW AND JURISDICTION

(a) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

(b) JURISDICTION. With respect to any suit, action or proceedings relating to this Agreement ("Proceedings"), each party irrevocably:--

         (i) submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

         (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

(c) SERVICE OF PROCESS. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any



                                                                    ISDA(R) 1992
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

reason any party's Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

(d) WAIVER OF IMMUNITIES. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

14. DEFINITIONS

As used in this Agreement:--

"ADDITIONAL TERMINATION EVENT" has the meaning specified in Section 5(b).

"AFFECTED PARTY" has the meaning specified in Section 5(b).

"AFFECTED TRANSACTIONS" means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

"AFFILIATE" means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, "control" of any entity or person means ownership of a majority of the voting power of the entity or person.

"APPLICABLE RATE" means:--

(a) in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

(b) in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

(c) in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

(d) in all other cases, the Termination Rate.

"BURDENED PARTY" has the meaning specified in Section 5(b).

"CHANGE IN TAX LAW" means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

"CONSENT" includes a consent, approval, action, authorisation, exemption, notice, filing, registration or exchange control consent.

"CREDIT EVENT UPON MERGER" has the meaning specified in Section 5(b).

"CREDIT SUPPORT DOCUMENT" means any agreement or instrument that is specified as such in this Agreement.

"CREDIT SUPPORT PROVIDER" has the meaning specified in the Schedule.

"DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.



                                                                    ISDA(R) 1992

"DEFAULTING PARTY" has the meaning specified in Section 6(a).

"EARLY TERMINATION DATE" means the date determined in accordance with Section 6(a) or 6(b)(iv).

"EVENT OF DEFAULT" has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

"ILLEGALITY" has the meaning specified in Section 5(b).

"INDEMNIFIABLE TAX" means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organised, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

"LAW" includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and "LAWFUL" and "UNLAWFUL" will be construed accordingly.

"LOCAL BUSINESS DAY" means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by
Section 2(b), in the place where the relevant new account is to be located and
(d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

"LOSS" means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party's legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

"MARKET QUOTATION" means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the "Replacement Transaction") that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have



                                                                    ISDA(R) 1992
been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

"NON-DEFAULT RATE" means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

"NON-DEFAULTING PARTY" has the meaning specified in Section 6(a).

"OFFICE" means a branch or office of a party, which may be such party's head or home office.

"POTENTIAL EVENT OF DEFAULT" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"REFERENCE MARKET-MAKERS" means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

"RELEVANT JURISDICTION" means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organised, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

"SCHEDULED PAYMENT DATE" means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

"SET-OFF" means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

"SETTLEMENT AMOUNT" means, with respect to a party and any Early Termination Date, the sum of:--

(a) the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b) such party's Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

"SPECIFIED ENTITY" has the meaning specified in the Schedule.



                                                                    ISDA(R) 1992

"SPECIFIED INDEBTEDNESS" means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

"SPECIFIED TRANSACTION" means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross- currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

"STAMP TAX" means any stamp, registration, documentation or similar tax.

"TAX" means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

"TAX EVENT" has the meaning specified in Section 5(b).

"TAX EVENT UPON MERGER" has the meaning specified in Section 5(b).

"TERMINATED TRANSACTIONS" means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if "Automatic Early Termination" applies, immediately before that Early Termination Date).

"TERMINATION CURRENCY" has the meaning specified in the Schedule.

"TERMINATION CURRENCY EQUIVALENT" means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the "Other Currency"), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

"TERMINATION EVENT" means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

"TERMINATION RATE" means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

"UNPAID AMOUNTS" owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and
(b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market



                                                                    ISDA(R) 1992
value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.




BANK OF AMERICA, N.A.                  TRI-UNION DEVELOPMENT CORPORATION
----------------------------------     -----------------------------------
         (Name of Party)                         (Name of Party)

By:                                         By:
   -------------------------------             ---------------------------

Name:  Roger H. Heintzelman                 Name:

Title: Vice President                       Title:

Date:  June 18, 2001                        Date:  June 18, 2001

Tribo Petroleum Corporation is executing this Master Agreement for the sole and limited purpose of evidencing its agreement to be bound by its representations, warranties, covenants and agreements contained in the Schedule and Annexes hereto.


TRIBO PETROLEUM CORPORATION
----------------------------------     -----------------------------------

By:
   -------------------------------             ---------------------------

Name:

Title:

Date:  June 18, 2001                               June 18, 2001



                                                                    ISDA(R) 1992

(MULTICURRENCY--CROSS BORDER)

                                    ISDA(R)
                  International Swap Dealers Association, Inc.

                                    SCHEDULE
                                     TO THE
                                MASTER AGREEMENT

                            dated as of June 18, 2001


       among BANK OF AMERICA, N.A., TRI-UNION DEVELOPMENT CORPORATION, and
                  ("Party A")                 ("Party B")

                   TRIBO PETROLEUM CORPORATION (the "Parent")

                         PART 1: TERMINATION PROVISIONS

(a) "INDENTURE" means the Indenture, as amended, modified, restated or replaced from time to time.

(b)      "SPECIFIED ENTITY" means in relation to Party A for the purpose of:

         Section 5(a)(v)  (Default under Specified Transaction),       none;

         Section 5(a)(vi) (Cross Default),                             none;

         Section 5(a)(vii) (Bankruptcy),                               none; and

         Section 5(b)(iv) (Credit Event Upon Merger),                  none;

         in relation to Party B for the purpose of:

         Section 5(a)(v) (Default under Specified Transaction)         none;

         Section 5(a)(vi) (Cross Default),                             none;

         Section 5(a)(vii) (Bankruptcy),                               none; and

         Section 5(b)(iv) (Credit Event Upon Merger),                  none.

(c)      "SPECIFIED TRANSACTION" will have the meaning specified in Section 14.

(d)      The "CROSS-DEFAULT" provisions of Section 5(a)(vi) (as amended in Part
         5(i))
                  will apply to Party A and
                  will apply to Party B.

         In connection therewith, "SPECIFIED INDEBTEDNESS" will not have the meaning specified in Section 14, and such definition shall be replaced by the following: "any Indebtedness (as such term is defined in the Indenture on the date hereof)."

         "THRESHOLD AMOUNT" means with respect to Party A an amount equal to three percent (3%) of the Shareholders' Equity of Bank of America Corporation and with respect to Party B, $5,000,000.

         With respect to Party B, any Event of Default (as such term is defined in the Indenture on the date hereof) shall be an Event of Default under this Agreement.

         "SHAREHOLDERS' EQUITY" means with respect to an entity, at any time, the sum (as shown in the most recent annual audited financial statements of such entity) of (i) its Capital Stock (including preferred stock) outstanding, taken at par value, (ii) its capital surplus and (iii) its retained earnings, minus (iv) treasury stock, each to be determined in accordance with generally accepted accounting principles.

(e)      The "CREDIT EVENT UPON MERGER" provisions of Section 5(b)(iv)
                  will apply to Party A
                  will apply to Party B.

(f)      The "AUTOMATIC EARLY TERMINATION" provision of Section 6(a)
                  will not apply to Party A
                  will not apply to Party B.

(g)      PAYMENTS ON EARLY TERMINATION. For the purpose of Section 6(e):

         (i)      Market Quotation will apply.

         (ii)     The Second Method will apply.

(h)      "TERMINATION CURRENCY" means United States Dollars.

(i) "ADDITIONAL TERMINATION EVENT." Additional Termination Event will apply. The following events will constitute Additional Termination Events, with respect to which Party B shall be the Affected Party:

         (i) Any representation or warranty in Annex A proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated; or

         (ii) Failure by the Parent or Party B to comply with or perform any covenant or agreement contained in Annex B and, with respect to the covenants or agreements contained in Section 1.6(a) of Annex B, if such failure is not remedied on or before the thirtieth day after notice of such failure is given to Party B by Party A; or

         (iii) The occurrence of a Change of Control (as such term is defined in the Indenture on the date hereof); or

         (iv) Failure by the Parent or Party B to deliver local counsel opinions for Collateral located in Louisiana and California, reasonably satisfactory in form and substance to Party A, on or before June 25, 2001.

(j) ADDITIONAL EVENTS OF DEFAULT. Each of the following shall constitute an additional Event of Default that permits Party A to terminate this Agreement pursuant to Section 6:

         (i) Any of the Credit Support Documents shall cease, for any reason, to be in full force and effect, or any Credit Party or any affiliate of any Credit Party shall so assert, or any Lien created by any of the Credit Support Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

         (ii) The Confirmation Order shall be (a) stayed, (b) revoked or terminated, or (c) amended, modified or supplemented in any way materially adverse to Party A or its rights in the Collateral; or

         (iii) The Plan of Reorganization shall be (a) stayed, (b) terminated, or (c) amended, modified or supplemented in any manner that is materially adverse to Party A or its rights in the Collateral; or

         (iv) Any default shall occur by Party B under or with respect to the Plan of Reorganization that is in any way materially adverse to Party A or its rights in the Collateral; or

         (v) The Case shall be converted to a case under Chapter 7 of the United States Bankruptcy Code or a trustee shall be appointed in the Case.

(k) EXISTENCE OF CASE. The Case shall not constitute an Event of Default or Potential Event of Default, provided that if any of the events described in Section 5(a)(vii) occur with respect to Party B or any of its assets (whether pursuant to or in connection with the Case or otherwise) after the Effective Date has occurred, including, without limitation, any seeking of relief by Party B in the Case or any other bankruptcy or insolvency proceeding, each such event shall constitute an Event of Default under Section 5(a)(vii).

                           PART 2: Tax Representations

(a) PAYER TAX REPRESENTATIONS. For the purpose of Section 3(e) of this Agreement, Party A and Party B will make the following representation:

         It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (x) the accuracy of any representations made by the other party pursuant to
         Section 3(f) of this Agreement, (y) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (z) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (y) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b) PAYEE TAX REPRESENTATIONS. For the purpose of Section 3(f) of this Agreement, Party A and Party B will make the following representations specified below, if any:

         (i)      The following representations will apply to Party A:

         Party A is a national banking association created or organized under the laws of the United States of America and the federal taxpayer identification number is 94-1687665.

         (ii)     The following representations will apply to Party B:

         Party B is a corporation created or organized under the laws of the State of Texas and the federal taxpayer identification number is 76-0503660.

                     PART 3: AGREEMENT TO DELIVER DOCUMENTS

For the purpose of Section 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents:

(a)      Tax forms, documents or certificates to be delivered are:

        PARTY REQUIRED TO
        DELIVER DOCUMENT             FORM/DOCUMENT/CERTIFICATE              DATE BY WHICH TO BE DELIVERED
        -----------------            -------------------------              -----------------------------
        Party A and Party B          Any form, document or                  Upon request
                                     certificate as may be requested
                                     pursuant to Section 4(a)(iii) of
                                     this Agreement.

(b)      Other documents to be delivered are:

   PARTY REQUIRED TO                                                     DATE BY WHICH TO         COVERED BY SECTION
   DELIVER DOCUMENT               FORM/DOCUMENT/CERTIFICATE                BE DELIVERED          3(d) REPRESENTATION
   -----------------              -------------------------              ----------------        -------------------
   Party B                  Certified copies of all corporate           Upon execution                   Yes
                            authorizations, all constitutive            and delivery of
                            documents of Party B and the Credit         this Agreement
                            Support Providers, certificates of
                            good standing and existence for
                            Party B and each Credit Support
                            Provider, and any other documents
                            with respect to the execution,
                            delivery and performance of this
                            Agreement and any Credit Support
                            Document

   PARTY REQUIRED TO                                                     DATE BY WHICH TO         COVERED BY SECTION
   DELIVER DOCUMENT               FORM/DOCUMENT/CERTIFICATE                BE DELIVERED          3(d) REPRESENTATION
   -----------------              -------------------------              ----------------        -------------------
   Party B                  Certificate of authority and                Upon execution                   Yes
                            specimen signatures of individuals          and delivery of
                            executing this Agreement, any Credit        this Agreement
                            Support Document and Confirmations          and thereafter
                                                                        upon request of
                                                                        the other party

   Party B                  Opinion of counsel to Party B and           Upon execution                    No
                            each Credit Support Provider                and delivery of
                            satisfactory to Party A                     this Agreement

   Party B                  Copies of the Credit Support                Upon execution                   Yes
                            Documents duly executed and                 and delivery of
                            delivered to the Collateral Agent by        this Agreement
                            the Credit Support Providers

   Party B                  Due diligence reports and lien              Upon execution                    No
                            searches reasonably satisfactory to         and delivery of
                            Party A regarding the Collateral            this Agreement

   Party B                  Payment of the reasonable fees and          Upon the                          No
                            expenses of Party A's legal counsel         execution and
                                                                        delivery of this
                                                                        Agreement

   Party B                  Certified copies of (a) the Plan of         Upon execution                   Yes
                            Reorganization and (b) the                  and delivery of
                            Confirmation Order                          this Agreement

   Party B                  Evidence satisfactory to Party A            Upon execution                   Yes
                            that (a) the Confirmation Order is a        and delivery of
                            final non-appealable order and that         this Agreement
                            no appeals with respect to the
                            Confirmation Order have been made;
                            and (b) the Plan of Reorganization
                            and the Confirmation Order are in
                            full force and effect and neither of
                            them has been reversed, modified,
                            stayed, vacated, or amended, as the
                            case may be

   Party B                  Evidence satisfactory to Party A            On the Effective                 Yes
                            that the Effective Date has occurred        Date

   PARTY REQUIRED TO                                                     DATE BY WHICH TO         COVERED BY SECTION
   DELIVER DOCUMENT               FORM/DOCUMENT/CERTIFICATE                BE DELIVERED          3(d) REPRESENTATION
   -----------------              -------------------------              ----------------        -------------------
   Party B                  An executed copy of the Indenture           Upon execution                   Yes
                            and all amendments and supplements          and delivery of
                            thereto, certified by a Responsible         this Agreement
                            Officer of Party B

   Party B                  A copy of the Offering Memorandum,          Upon execution                   Yes
                            certified by a Responsible Officer          and delivery of
                            of Party B                                  this Agreement

   Party B                  Evidence that Party B has received          Upon execution                   Yes
                            cash proceeds from the issuance of          and delivery of
                            the Senior Notes of at least                this Agreement
                            $130,000,000 in accordance with the
                            Plan of Reorganization

   Party B                  Such additional information                 Upon reasonable                  Yes
                            regarding the business, condition           request of Party A
                            (financial or otherwise),
                            operations, performance, properties
                            or prospects of the Parent or any of
                            its Subsidiaries as Party A may from
                            time to time reasonably request

                              PART 4: MISCELLANEOUS

(a)      ADDRESS FOR NOTICES. For the purpose of Section 12(a) of this
         Agreement:

         Address for notice or communications to Party A:

           Bank of America, N.A.
           Sears Tower
           233 South Wacker Drive, Suite 2800
           Chicago, IL 60606
           Attention: Swap Operations
           Telex No.: 49663210  Answerback: NATIONSBANK CHA
           Reuters Dealing Code: NBCH
         with a copy to:

           Bank of America, N.A.
           100 N. Tryon St., NC1-007-13-01
           Charlotte, North Carolina 28255
           Attention: Capital Markets Documentation
           (Telex No.: 9663210;  Answerback: NATIONSBK CHA)
           Facsimile No.: 704-386-4113

         Address for financial statements to Party A:

           Bank of America, N.A.
           40 East 42nd Street
           New York, New York 10022
           Attention: Normand Tourangeau
           Telephone No.: 212-836-5523
           Facsimile No.: 212-836-5191

         Address for notice or communications to Party B:

           Tri-Union Development Corporation
           530 Lovett Boulevard
           Houston, TX 77006
           Attention: Chief Financial Officer
           Telephone No.: (713) 533-4000
           Facsimile No.: (713) 627-2769

(b)      PROCESS AGENT. For the purpose of Section 13(c):

         Party A appoints as its Process Agent: Not applicable.

         Party B appoints as its Process Agent: Not applicable.

(c)      OFFICES. The provisions of Section 10(a) will apply to this Agreement.

(d)      MULTIBRANCH PARTY. For the purpose of Section 10 of this Agreement:

         Party A is a Multibranch Party and may act through its Charlotte, North Carolina, Chicago, Illinois, San Francisco, California or New York, New York or such other Office as may be agreed to by the parties in connection with a Transaction.

         Party B is not a Multibranch Party.

(e)      CALCULATION AGENT. The Calculation Agent is Party A.

(f)      CREDIT SUPPORT DOCUMENT. Details of any Credit Support Document:

         Each of the following, as amended, supplemented, modified, renewed, replaced, consolidated, substituted or extended from time to time, is a "Credit Support Document":

         The Security Documents (as such term is defined in Annex C).

         Party B agrees that the Liens in Collateral granted to the Collateral Agent for the benefit of the Creditors under the Credit Support Documents shall secure all present and future obligations of the Credit Parties, and each of them, to Party A under this Agreement and the other Transaction Documents as contemplated by the Intercreditor Agreement.

(g)      CREDIT SUPPORT PROVIDER.

         Credit Support Provider means in relation to Party A: Not applicable.

         Credit Support Provider means in relation to Party B: Each Credit Party (other than Party B).

(h) GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to its conflict of laws doctrine).

(i) NETTING OF PAYMENTS. All amounts payable on the same date, in the same currency and in respect of the same Transaction shall be netted in accordance with Section 2(c) of this Agreement. The election contained in the last paragraph of Section 2(c) of this Agreement shall not apply for the purposes of this Agreement.

(j) "AFFILIATE" will have the meaning specified in Section 14 of this Agreement.

(k) ADDITIONAL DEFINITIONS. Additional defined terms that are used in this Schedule and the Annexes attached hereto are set forth in Annex C attached hereto.

(l) PARENT EXECUTION. The Parent is executing this Schedule solely for the purpose of making the representations and warranties contained in Annex A hereto, agreeing to be bound by the covenants contained in Annex B hereto, and agreeing to be bound by Sections 5(h) and 5(k) of this Schedule.

                            PART 5: OTHER PROVISIONS

(a) SET-OFF. Any amount (the "Early Termination Amount") payable to one party (the Payee) by the other party (the Payer) under Section 6(e), in circumstances where there is a Defaulting Party or one Affected Party in the case where a Termination Event under Section 5(b)(iv) or (v) has occurred, will, at the option of the party ("X") other than the Defaulting Party or the Affected Party (and without prior notice to the Defaulting Party or the Affected Party), be reduced by its set-off against any amount(s) (the "Other Agreement Amount") payable (whether at such time or in the future or upon the occurrence of a contingency) by the Payee to the Payer (irrespective of the currency, place of payment or booking office of the obligation) under any other agreement(s) between the Payee and the Payer or instrument(s) or undertaking(s) issued or executed by one party to, or in favor of, the other party (and the Other Agreement Amount will be discharged promptly and in all respects to the extent it is so set-off). X will give notice to the other party of any set-off effected under this Part 5(a).

         For this purpose, either the Early Termination Amount or the Other Agreement Amount (or the relevant portion of such amounts) may be converted by X into the currency in which the other is denominated at the rate of exchange at which such party would be able, acting in a reasonable manner and in good faith, to purchase the relevant amount of such currency.

         If an obligation is unascertained, X may in good faith estimate that obligation and set-off in respect of the estimate, subject to the relevant party accounting to the other when the obligation is ascertained.

         Nothing in this Part 5(a) shall be effective to create a charge or other security interest. This Part 5(a) shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right to which any party is at any time otherwise entitled (whether by operation of law, contract or otherwise).

(b) DELIVERY OF CONFIRMATIONS. For each Transaction entered into hereunder, Party A shall promptly send to Party B a Confirmation via facsimile transmission. Party B agrees to respond to such Confirmation within two
         (2) Local Business Days, either confirming agreement thereto or requesting a correction of any error(s) contained therein. Failure by Party A to send a Confirmation or of Party B to respond within such period shall not affect the validity or enforceability of such Transaction. Absent manifest error, there shall be a presumption that the terms contained in such Confirmation are the terms of the Transaction.

(c) RECORDING OF CONVERSATIONS. Each party to this Agreement acknowledges and agrees to the tape recording of conversations between trading and marketing personnel of the parties to this Agreement whether by one or other or both of the parties or their agents, and that any such tape recordings may be submitted in evidence in any Proceedings (as defined in Section 13(b) of this Agreement) relating to the Agreement.

(d) FURNISHING SPECIFIED INFORMATION. Section 4(a)(iii) is hereby amended by inserting "promptly upon the earlier of (i)" in lieu of the word "upon" at the beginning thereof and inserting "or (ii) such party learning that the form or document is required" before the word "any" on the first line thereof.

(e) NOTICE BY FACSIMILE TRANSMISSION. Section 12(a) is hereby amended by inserting the words "2(b)," between the word "Section" and the number "5" and inserting the words "or 13(c)" between the number "6" and the word "may" in the second line thereof.

(f) Section 3(a) of this Agreement is amended by (i) deleting the word "and" at the end of clause (iv); (ii) deleting the period at the end of clause (v) and inserting therein "; and " ; and (iii) by inserting the following additional representation:

         "(vi) ELIGIBLE CONTRACT PARTICIPANT. Each party represents to the other party (which representation will be deemed to be repeated by each party on each date on which a Transaction is entered into) that it is an "eligible contract participant" as defined in Section 1a(12) of the U.S. Commodity Exchange Act, 7 U.S.C. Section 1a(12)."

(g) Section 3 is revised so as to add the following Section (g) at the end thereof:

         "(g) RELATIONSHIP BETWEEN PARTIES. Each party represents to the other party and will be deemed to represent to the other party on the date on which it enters into a Transaction that (absent a written agreement between the parties that expressly imposes affirmative obligations to the contrary for that Transaction):

                  (i) NON-RELIANCE. It is acting for its own account, and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. Further, such party has not received from the other party any assurance or guarantee as to the expected results of that Transaction.

                  (ii) EVALUATION AND UNDERSTANDING. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of that Transaction. It is also capable of assuming, and assumes, the financial and other risks of that Transaction.

                  (iii) STATUS OF PARTIES. The other party is not acting as an agent, fiduciary or advisor for it in respect of that Transaction."

(h) WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY (INCLUDING THE PARENT) HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(i) CROSS DEFAULT. Section 5(a)(vi) of this Agreement is hereby amended adding the following after the semicolon at the end thereof:

         "provided, however, that notwithstanding the foregoing (but subject to any provision to the contrary contained in any such agreement or instrument), an Event of Default shall not occur under either (1) or
         (2) above if the default, event of default or other similar condition or event referred to in (1) or the failure to pay referred to in (2) is caused not (even in part) by the unavailability of funds but is caused solely due to a technical or administrative error which has been remedied within three Local Business Days after notice of such failure is given to the party."

(j) INCORPORATION BY REFERENCE OF TERMS OF INDENTURE. The Indenture Covenants (together with all terms utilized therein) are hereby incorporated by reference in, and made part of, this Agreement to the same extent as if the Indenture Covenants (together with all terms utilized therein) were set forth in full herein, provided that reference to delivery to the Trustee of each notice, document, certificate, or report shall mean delivery to Party A at the address for notice provided in Part 4 of this Schedule. Party B hereby agrees that, during the period commencing with the date of this Agreement through and including the date on which all of Party B's obligations under this Agreement are fully paid and performed, Party B will observe, perform, and fulfill each of the Indenture Covenants as so incorporated. In the event the Indenture terminates or becomes no longer binding on Party B prior to the termination of this Agreement, the Indenture Covenants (together with all terms utilized therein) as so incorporated will remain in force and effect for purposes of this Agreement as though set forth in full herein until the date on which all obligations of the Parent and Party B under this Agreement are fully performed, and this Agreement is terminated. Each certification, statement, representation, or warranty made from time to time by Party B to the Trustee, the holders of Senior Notes and/or the Collateral Agent shall be deemed a certification, statement, representation or warranty (as the case may be), by Party B directly to Party A pursuant to this Agreement and may be relied upon by Party A. If the Indenture shall have terminated and the Senior Notes shall have been paid in full, with respect to Section 4.10 of the Indenture, any Net Available Cash that would otherwise be required for an Excess Proceeds Payment or a Major Asset Sale Offer shall be distributed to Party B, provided that the date of such distribution shall be deemed to be a Collateral Coverage Ratio Test Date (both before and immediately after giving effect to such distribution) and no Default or Event of Default shall exist or shall result from such distribution.

(k) PAYMENT OF EXPENSES AND TAXES; INDEMNIFICATION. Each of the Parent and Party B jointly and severally agrees (a) to pay or reimburse Party A for all of its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Transaction Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the Transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to Party A, with statements with respect to the foregoing to be submitted to Party A prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as Party A shall deem appropriate, (b) to pay or reimburse Party A for all of its reasonable costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Transaction Documents and any such other documents, including the fees and disbursements of counsel to Party A,
         (c) to pay, indemnify, and hold Party A harmless from and against, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Transaction Documents and any such other documents, and (d) to pay, indemnify, and hold Party A and its respective officers, directors, employees, Affiliates, agents and controlling persons (each, an "Indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Transaction Documents and any such other documents, including any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of any Credit Party, any of its Subsidiaries or any of the Collateral and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Credit Party under any Transaction Document, including (without limitation, any and all of the foregoing arising out of or resulting from the sole or contributory negligence of the Indemnitee) (all the foregoing in this clause (d), collectively, the "Indemnified Liabilities"), provided, that neither the Parent nor Party B shall have any obligation under this Section 5(k) to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, each of the Parent and Party B agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to so waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee. All amounts due under this Section 5(k) shall be payable immediately after written demand therefor. Statements payable by the Parent or Party B pursuant to this Section 5(k) shall be submitted to Party B, at the address of the Party B set forth in Section 4(a) of this Schedule, or to such other person or address as may be hereafter designated by Party B in a written notice to Party A. The agreements in this Section 5(k) shall survive the termination of this Agreement and the payment of all amounts hereunder.

(l) Additional Representations of Party B and the Parent. Additional representations and warranties of Party B and the Parent are contained in Annex A attached hereto.

(m) Covenants of Party B and the Parent. Additional covenants of Party B and the Parent are contained in Annex B attached hereto.



ACCEPTED AND AGREED:

PARTY A:                               PARTY B:

BANK OF AMERICA, N.A.                  TRI-UNION DEVELOPMENT CORPORATION



By:                                    By:
   -------------------------------        --------------------------------
   Name: Roger H. Heintzelman             Name:
   Title: Vice President                  Title:


PARENT:

TRIBO PETROLEUM CORPORATION




By:
   -------------------------------
   Name:
        --------------------------
   Title:
         -------------------------

                                                             Annex A to Schedule
                                                             to Master Agreement


                         REPRESENTATIONS AND WARRANTIES

         In addition to the representations in Section 3 of this Agreement, the Parent and Party B hereby jointly and severally represent and warrant to Party A on and as of the Effective Date and on each Trade Date (subject to matters disclosed by each financial statement and written disclosure delivered to Party A by the Parent or Party B prior to such Trade Date) that:

         1.1 Representations and Warranties in Purchase Agreement. As of the Effective Date, the representations and warranties of Party B and the other Credit Parties contained in the Purchase Agreement are true and correct.

         1.2 No Change. Since December 31, 2000, except as described in the Offering Memorandum, there has been no development or event that has had or could reasonably be expected to have a Material Adverse Effect.

         1.3 Corporate Existence; Compliance with Law. The Parent and each of its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, and (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and is in compliance with all Requirements of Law except to the extent that the failure to so qualify as a foreign corporation or to so comply with any Requirements of Law would not, in the aggregate, have a Material Adverse Effect.

         1.4 Corporate Power; Authorization; Enforceable Obligations. Each Credit Party has the corporate power and authority, and the legal right, to make, deliver and perform the Transaction Documents to which it is a party, grant the Liens granted by it pursuant to the Security Documents and, in the case of Party B, to enter into Transactions hereunder. Each Credit Party has taken all necessary corporate action to authorize the execution, delivery and performance of the Transaction Documents to which it is a party (including the granting of the Liens to be granted by it pursuant to the Security Documents) and, in the case of Party B, to authorize the Transactions on the terms and conditions of this Agreement. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the Transactions hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the other Transaction Documents, except (i) consents, authorizations, filings and notices have been duly obtained or made and are in full force and effect and (ii) the filings referred to in Section 1.15. Each Transaction Document has been duly executed and delivered on behalf of each Credit Party that is a party thereto. This Agreement constitutes, and each other Transaction Document upon execution will constitute, a legal, valid and binding obligation of each Credit Party that is a party thereto, enforceable against each such Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         1.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Transaction Documents, and the Transactions hereunder will not violate any Requirement of Law or any Contractual Obligation of the Parent or any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Credit Support Documents).

         1.6 Litigation. Except as disclosed in the Offering Memorandum and as pertains to the Case, and subject to the occurrence of the Effective Date, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Party B, threatened by or against the Parent or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Transaction Documents or any of the transactions contemplated hereby or thereby, or any of the Transactions hereunder, or (b) that would have a Material Adverse Effect.

         1.7 No Default. Neither the Parent nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that would have a Material Adverse Effect. No Event of Default or Potential Event of Default has occurred and is continuing.

         1.8 Ownership of Property; Liens. The Parent and each of its Subsidiaries has good and defensible title to all its real property and interests in real property (including all leasehold estates in real property), and good and defensible title to, a valid leasehold interest in or a license to use, all its other property, and none of such property is subject to any Lien, charge, encumbrance or other restriction except (a) Permitted Liens, and (b) to the extent failure to have such title or the existence of such Liens, charges, encumbrances, or restrictions would not have a Material Adverse Effect.

         1.9 Taxes. The Parent and each of its Subsidiaries has filed or caused to be filed all Federal, state and other material tax returns that are required to be filed except where failure to file such returns would not have a Material Adverse Effect and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Parent or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Parent, no claim is being asserted, with respect to any such tax, fee or other charge.

         1.10 Labor Matters. Except as, in the aggregate, would not have a Material Adverse Effect: (a) there are no strikes or other labor disputes against the Parent or any of its Subsidiaries pending or, to the knowledge of the Parent, threatened; (b) hours worked by and payment made to employees of the Parent and its Subsidiaries have not been in violation of the Fair Labor

Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from Parent or any of its Subsidiaries on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the Parent or the relevant Subsidiary.

         1.11 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by a material amount. Neither the Parent nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan that has resulted or could reasonably be expected to result in a material liability under ERISA, and neither the Parent nor any Commonly Controlled Entity would become subject to any material liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

         1.12 Investment Company Act; Public Utility Holding Company Act; Other Regulations. No Credit Party is (a) an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended, or (b) a "holding company" as defined in, or otherwise subject to regulation under, the Public Utility Holding Company Act of 1935. No Credit Party is subject to regulation under any Requirement of Law (other than Regulation X of the Board) that limits its ability to incur Indebtedness.

         1.13 Subsidiaries. (a) The Offering Memorandum sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Credit Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Capital Stock of any Subsidiary.

         1.14 Accuracy of Information, etc. No statement or information contained in this Agreement, the Purchase Agreement, the Indenture, any other Transaction Document, the Offering Memorandum or any other document, certificate or statement furnished by or on behalf of any Credit Party to Party A or the Collateral Agent for use in connection with the transactions contemplated by this Agreement or the other Transaction Documents, contained as of the date such statement, information, document or certificate was so furnished (or, in the case of the Offering Memorandum, as of the date of the Effective Date), any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading, except for statements or omissions made in reliance on and in conformity with information furnished by the initial purchaser of the Senior Notes for use in the Offering Memorandum. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Parent to be reasonable at the time made, it being recognized by Party A that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

         1.15 Mortgage. The Mortgage is effective to create in favor of the Collateral Agent, for the benefit of the Creditors, a legal, valid and enforceable Lien on the Collateral described therein and proceeds thereof, and when the Mortgage is filed in each county or parish in the States of Texas, Louisiana and California where any portion of the Mortgaged Property (as defined in the Mortgage) is located (or in the case of properties located in the outer continental shelf, in the adjacent county or parish and with the Minerals Management Service and when Uniform Commercial Code financing statements have been filed in the offices of the Secretaries of State of the States of Texas and California and the Parish Clerk for East Baton Rouge Parish, Louisiana, the Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Credit Parties in the Collateral described therein and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person (except holders of Permitted Liens).

         1.16 Solvency. Each Credit Party is, and after giving effect to each Transaction, the issuance of the Senior Notes, and the incurrence of all indebtedness and obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

         1.17 Certain Documents. The Parent has delivered to Party A complete and correct copies of the Indenture, the Purchase Agreement, the Offering Memorandum, the Plan of Reorganization and the Confirmation Order.

         1.18 Plan of Reorganization and Confirmation Order. The Plan of Reorganization and Confirmation Order are in full force and effect and have not been appealed, reversed, vacated, modified, amended or stayed. The Effective Date (as such term is defined in the Plan of Reorganization) has occurred.

         1.19 Hedge Agreements. Except for this Agreement, neither the Parent nor any of its Subsidiaries has entered into any Hedge Agreements which are currently outstanding.

                                                             Annex B to Schedule
                                                             to Master Agreement

                                    COVENANTS

         The Parent agrees that so long as this Agreement has not been terminated or any amount is owing to Party A under this Agreement, the Parent and Party B shall comply and cause compliance with the following covenants:

         1.1 Limitation on Approved Hedge Contracts and Hedge Liquidity Agreements. Neither the Parent nor any of its Restricted Subsidiaries will enter into any Approved Hedge Agreement (other than this Agreement or a Transaction hereunder) or Hedge Liquidity Agreement without the prior written consent of Party A unless the Parent has caused a bank satisfactory to Party A in its sole discretion to issue to Party A, as security for this Agreement and the Transactions hereunder, a letter of credit in form, substance and amount satisfactory to Party A in its sole discretion.

         1.2 Collateral Coverage Ratio. The Parent shall not permit the Collateral Coverage Ratio to be less than 6.0 to 1.0 on any Collateral Coverage Ratio Test Date.

         1.3 Party B as a Wholly-Owned Subsidiary. The Parent will cause Party B to be at all times a Wholly-Owned Subsidiary of the Parent.

         1.4 Notices. The Parent shall promptly upon becoming aware of it, give notice to Party A of:

         (a) the occurrence of any Event of Default or Potential Event of Default;

         (b) any amendment, modification or supplement to, or termination or revocation of, the Confirmation Order;

         (c) any amendment, modification or supplement to the Plan of Reorganization, or any termination of the Plan of Reorganization; or

         (d) any litigation or proceeding affecting the Parent, Party A or any of the other Restricted Subsidiaries in which the amount involved is $5,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought.

         1.6 Certificates. The Parent shall furnish to Party A:

         (a) concurrently with the delivery of annual financial statements of the Parent and its Subsidiaries to Party A pursuant to this Agreement, a certificate of a Responsible Officer of the Parent stating that, to the best of such Responsible Officer's knowledge, each Credit Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Transaction Documents to which it is a party to be observed, performed or satisfied by it, and that no Event of Default or Potential Event of Default has occurred and is continuing except as specified in such certificate; and

         (b) on each Collateral Coverage Ratio Test Date, a certificate of a Responsible Officer of the Parent stating that the Parent and Party B are in compliance with Section 1.2 of this Annex B and containing in reasonable detail information sufficient to demonstrate such compliance.

                                                             Annex C to Schedule
                                                             to Master Agreement


                                  DEFINED TERMS

         1.1 Defined Terms. As used in this Agreement (including Annexes A, B and C to the Schedule to this Agreement), the terms listed in this Annex C shall have the respective meanings set forth in this Annex C.

                  "Agreement": the ISDA Master Agreement (Multi-Currency - Cross Border) dated June 18, 2001, among Party A, Party B and the Parent, together with the Schedule thereto and Annexes A, B and C thereto, and each Confirmation confirming a Transaction, as the same may be amended, restated, modified, or supplemented from time to time.

                  "Approved Hedge Agreement": has the meaning specified in the Intercreditor Agreement on the date hereof.

                  "Board": the Board of Governors of the Federal Reserve System of the United States (or any successor).

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "Case": In re: Tri-Union Development Corp., Debtor, Case No. 00-32498-H4-11, Chapter 11, United States Bankruptcy Court, Southern District of Texas, Houston Division.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": all property of the Credit Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Credit Support Document.

                  "Collateral Account": has the meaning specified in the Intercreditor Agreement on the date hereof.

                  "Collateral Account Assets": has the meaning specified in the Intercreditor Agreement on the date hereof.

                  "Collateral Agent": Wells Fargo Bank Minnesota, National Association, or any successor, as the collateral agent for the Creditors pursuant to the Intercreditor Agreement, together with any of its successors.

                  "Collateral Coverage Ratio": at any date of determination, the ratio of (a) the sum of (i) the aggregate PV-10 Value of the Oil and Gas Assets of the Parent, Party B and the Subsidiary Guarantors constituting Collateral subject to first priority perfected Liens (except for Permitted Encumbrances) in favor of the Collateral Agent pursuant to the Security Documents plus (ii) all Collateral Account Assets subject to a first priority perfected security interest in favor of the Collateral Agent pursuant to the Security Documents less (iii) the greater of (A) zero or (B) 200 percent of the Performance Exposure to (b) $25,000,000.

                  "Collateral Coverage Ratio Test Date": (a) the date of any prepayment, redemption, defeasance, or repurchase of the Senior Notes or any part thereof pursuant to an Excess Proceeds Payment or a Major Asset Sale Offer (both before and immediately after giving effect to any such prepayment, redemption, defeasance or repurchase), and (b) the date of any release of Collateral Account Assets from the Collateral Account for the purpose of making any payment, redemption, defeasance, or repurchase of the Senior Notes pursuant to clause (a) of this definition (before and immediately after giving effect to such release).

                  "Commonly Controlled Entity": an entity, whether or not incorporated, that is under common control with the Party A within the meaning of Section 4001 of ERISA or is part of a group that includes the Borrower and that is treated as a single employer under Section 414 of the Code.

                  "Confirmation Order": the order dated May 23, 2001, of the United States Bankruptcy Court for the Southern District of Texas, Houston Division, confirming the Plan of Reorganization.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Creditors": has the meaning specified in the Intercreditor Agreement on the date hereof.

                  "Credit Parties": the Parent, Party B and each Subsidiary Guarantor.

                  "Dollars" and "$": dollars in lawful currency of the United States.

                  "Effective Date": has the meaning specified in the Plan of Reorganization.

                  "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Excess Proceeds Payment": has the meaning specified in
Section 4.10 of the Indenture on the date hereof.

                  "GAAP": has the meaning specified in the Indenture on the date hereof.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

                  "Guarantors": the collective reference to the Parent and the Subsidiary Guarantors.

                  "Guaranty Agreement": has the meaning specified in the Indenture on the date hereof.

                  "Hedge Agreements": all swaps, forwards, futures, options, caps, floors or collar agreements, or similar arrangements or combinations of any of the foregoing, entered into by the Parent or its Subsidiaries with the intent of protecting against fluctuations in interest rates, commodity prices, or currency exchange rates, or the exchange of notional interest foreign exchange or commodity obligations, either generally or under specific contingencies.

                  "Hedge Liquidity Agreement": has the meaning specified in the Indenture on the date hereof.

                  "Incurrence": has the meaning specified in the Indenture on the date hereof.

                  "Indenture": the Indenture dated June 18, 2001, among the Trustee, Party B and the Parent, pursuant to which the Senior Notes have been issued, as the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "Indenture Covenants": Sections 4.03 through 4.14, 4.16, 4.17, and 4.20 through 4.26 of the Indenture as in effect on the date hereof and not as thereafter amended or modified.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Intercreditor Agreement": the Intercreditor and Collateral Agency Agreement dated as of June 18, 2001, among the Parent, Party B, each Subsidiary Guarantor party thereto, the Approved Hedge Counterparties and Hedge Liquidity Providers party thereto, the Collateral Agent and the Trustee.

                  "Lien": has the meaning specified in the Indenture on the date hereof.

                  "Major Asset Sale Offer": has the meaning specified in Section
4.10 of the Indenture on the date hereof.

                  "Material Adverse Effect": a material adverse effect on (a) the business, property, operations, or condition (financial or otherwise) of the Parent and its Restricted Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or any of the other



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

Transaction Documents or the rights or remedies of Party A or the Collateral Agent hereunder or thereunder.

                  "Mortgage": has the meaning specified in the Indenture on the date hereof.

                  "Multiemployer Plan": a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Available Cash": has the meaning specified in the Indenture on the date hereof.

                  "Obligations": has the meaning specified in the Intercreditor Agreement on the date hereof.

                  "Offering Memorandum": the final Offering Memorandum dated June 13, 2001, for the Senior Notes issued pursuant to the Indenture.

                  "Oil and Gas Assets": has the meaning specified in the Indenture on the date hereof.

                  "Parent": Tribo Petroleum Corporation, a Texas corporation.

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor).

                  "Performance Exposure": at any date of determination, the amount, if any, determined by Party A in good faith and in a commercially reasonable manner, which would be payable to Party A pursuant to Section 6(e)(i)(3) of this Agreement if this Agreement were terminated as of such date as a result of an Event of Default.

                  "Permitted Encumbrances": the items listed in the definition of "Permitted Liens" in the Indenture on the date hereof, except for the items described in clauses (e), (g), (i), (j) and (o) thereof.

                  "Permitted Liens": has the meaning specified in the Indenture on the date hereof.

                  "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan that is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Plan of Reorganization": Party B's First Amended Plan of Reorganization in the Case.



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

                  "Purchase Agreement": the Purchase Agreement dated as of June 13, 2001, among Jefferies & Company, Inc., Party B and the Parent.

                  "PV-10 Value": has the meaning specified in the Indenture on the date hereof, except that instead of using commodity price assumptions based on the most recent year-end prices, the commodity price assumptions (i) for the two year period then in place under the Approved Hedge Agreements, will be based upon relevant forward delivery price on such valuation date for each applicable commodity, whether crude oil, natural gas or otherwise, determined by Party A in a manner consistent with the determination of Performance Exposure, and (ii) for the period after such two year period, will be based upon the average of such two year period held constant.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .27, .28, .29, .30, .31, .32, .34 or .35 of PBGC Reg. Section 4043.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": the chief executive officer, president or chief financial officer of Party B, but in any event, with respect to financial matters, the chief financial officer of Party B.

                  "Restricted Subsidiary": has the meaning specified in the Indenture on the date hereof.

                  "Security Documents": the collective reference to the Security Documents (as such term is defined in the Intercreditor Agreement), the Guaranty Agreement, and all other security documents hereafter delivered to Party A or the Collateral Agent that guaranty, or grant a Lien on any property to secure, the Obligations or any part thereof or this Agreement.

                  "Senior Notes": the Notes (as such term is defined in the Indenture).

                  "Single Employer Plan": any Plan that is covered by Title IV of ERISA, but that is not a Multiemployer Plan.

                  "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that



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

will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any
(x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Parent.

                  "Subsidiary Guarantor": has the meaning specified in the Indenture.

                  "Trade Date": in respect of a Transaction, the date on which Party A and Party B enter into such Transaction.

                  "Transaction Documents": this Agreement, the Intercreditor Agreement, and the Credit Support Documents.

                  "Trustee": the trustee under the Indenture.

                  "Wholly Owned Subsidiary": has the meaning specified in the Indenture on the date hereof.

         1.2 Other Definitional Provisions. (a) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Annex, and Schedule references are to this Agreement unless otherwise specified.

         (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.



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